EXHIBIT 23.1




                         [COOPERS & LYBRAND LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-04841) of Simmons Company of our report, dated March 13, 1996, except for Notes 8 and 15 which are as of March 22, 1996, which includes an explanatory paragraph discussing the acquisition of the Company, on our audit of the consolidated financial statements of Simmons Company and subsidiaries as of December 30, 1995 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."





                                             /s/ Coopers & Lybrand L.L.P.



Atlanta, Georgia
July 30, 1996